UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2005 (April 25, 2005)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices) (Zip Code)

(913) 234-5000

(Company’s telephone number, including area code)

2812 West 47th Avenue

Kansas City, Kansas 66103

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 25, 2005, Gregory L. Smith, who has been a member of the board of directors of QC Holdings, Inc. and its predecessors since 1988, notified the company that he will retire from the board at the company’s annual meeting of stockholders to be held on June 7, 2005. Mr. Smith will continue to serve as a director of the company until the expiration of his current term at the 2005 annual meeting.

Mr. Smith owns more than 10% of the company’s common stock. Although the company and Mr. Smith consider Mr. Smith to be an “independent director” under the Nasdaq National Market rules, out of an abundance of caution, Mr. Smith has not served on the company’s audit committee or compensation committee since the company’s initial public offering, which was completed on July 21, 2004. In view of the continuing discussions relating to the independence of Mr. Smith, Mr. Smith has determined that he will retire from the board at the end of his current term. After the 2005 annual meeting, assuming the re-election of the company’s other six directors, the board will consist of 4 independent directors and 2 management directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: April 27, 2005

	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer

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